EXHIBIT 99

                      INDEPENDENT FINANCIAL NETWORK INC.

                       2000 DIRECTORS COMPENSATION PLAN


1. Purpose. The purpose of this 2000 Directors Compensation Plan (the "Plan") is to advance the interests of Independent Financial Network Inc., an Oregon corporation (the "Company") and its shareholders by enabling the Company to attract and retain the services of people with training, experience and ability to serve as directors of the Company and its subsidiaries, and to provide additional incentives to directors by giving them an opportunity to participate in the ownership of the Company.


2.   Definitions. As used herein, the following definitions shall apply:

     (a)  "Board of Directors" means the Board of Directors of the Company.

     (b)  "Common Stock" means the Common Stock of the Company.

     (c) "Company" means Independent Financial Network Inc., a corporation organized under the laws of the state of Oregon.

     (d) "Compensation Year" means the calendar year ending December 31 in which compensation is earned under this Plan.

     (e) "Closing Price" means the last reported sale price per share of Common Stock as reported by the Nasdaq Stock Market, Inc., or if no last sale price is reported, the average of the closing bid and asked prices per share of the Common Stock as so reported.

     (f)  "Effective   Date"   means  the   effective   date  of  this   Plan,
          ____________, 2000.

     (g) "Employee" means any person employed by the Company or any of its subsidiaries.

     (h) "Parent" means any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (i) "Payment Election" means an election by a director with respect to the form of payment of compensation under this Plan, as submitted to the Company in the form attached hereto as Exhibit A.

     (j)  "Plan" means this 2000 Directors Compensation Plan.

     (k)  "Share" shall mean a share of the Common Stock.

     (l) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.



                                  Ex. 99 - 1

3. Administration of the Plan. The Plan shall be administered by the Board of Directors. Subject to the provisions of this Plan, the Board of Directors may from time to time adopt rules and regulations relating to the administration of the Plan, and any interpretation or construction by the Board of Directors of the provisions of the Plan shall be final and conclusive. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Payment Election in the manner and to the extent it shall deem appropriate in its sole discretion.

4. Eligibility. Each director of the Company or any Subsidiary as of the Effective Date, and each person who thereafter becomes a director, shall be eligible to receive compensation as set forth in this Plan, except no director who is an Employee shall be eligible to participate in this Plan.

5. Compensation. Each eiligible director shall receive compensation in an amount established from time to time by the Board of Directors of the Company, or the board of directors of the applicable Subsidiary.

6.   Payment of Compensation

     6.1. Payment Election

          6.1.1. On or before December 31 of any year, a director may elect to receive his or her director compensation for the following year in the form of cash or Shares. An election shall be made by submitting a Payment Election to the Secretary of the Company.

          6.1.2. Compensation payable pursuant to this Plan shall, in the absence of an election under to this section, be paid in cash quarterly as of the last business day of each fiscal quarter.

          6.1.3. An election under this section shall be effective as of January 1 of the following year and shall remain in effect until a subsequent Payment Election is submitted to the Company, which subsequent Payment Election shall be effective as of the following January 1. Notwithstanding the foregoing, any director serving as of the Effective Date, and any person who thereafter becomes a director, may make an election pursuant to this section to be effective for the then-current Compensation Year, provided that such election is made not later than the next regular quarterly payment date of director compensation under this Plan. An election in effect under this section shall apply to not less than all compensation payable to a director under this Plan for the Compesnation Year.

          6.1.4. Each director who has elected to receive payment of Compensation in Shares, and is serving as a director as of the last business day of the fiscal quarter, shall be entitled to receive as of the last day of each fiscal quarter the aggregate number of Shares month determined by dividing the amount of compensation earned for such quarter by the Closing Price on the last trading day of the quarter.

          6.1.5. An election to receive compensation in the form of Shares shall constitute an agreement by the director to defer payment of compensation until Shares representing such payment are


                                  Ex. 99 - 2
               issued. Shares issued as payment of compensation will be issued in certificate form as soon as reasonably practicable after the close of the applicable fiscal quarter, except as provided in
               Section 6.1.6.

          6.1.6. Compensation for any quarter during which a director ceases for any reason to continue to serve as a director shall be paid on a pro rata basis in cash as of the next regular payment date under this Plan following the date on which the director ceases to be a director.

          6.1.7. An election under this Section shall be binding on and inure to the benefit of a director's heirs and assigns, and the Company shall be under no obligation to issue Shares other than as provided in this Section.

     6.2. Issuance of Shares and Rights as Shareholder.

          6.2.1. Shares may be issued in the name of the director, individually or jointly with the director's spouse or lineal descendants, or in the name of a trust established for the benefit of any of the foregoing persons.

          6.2.2. Shares issued pursuant to this Plan may be represented by one or more certificates. Any fractional shares will be rounded up to the nearest whole Share.

          6.2.3. Until certificates representing Shares acquired under this Plan are issued, such Shares shall be deemed to not be issued and outstanding for any corporate purposes. No person shall, with respect to Shares for which certificates have not been issued, have any voting rights, or rights to dividends or otherwise.

7. Stock Subject to the Plan. The total number of Shares Stock issuable as compensation under this Plan shall not exceed Twenty Five Thousand (25,000) Shares, which Shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares or issued Shares which have been reacquired by the Company. There shall at all times be reserved for issuance the number of Shares of Common Stock covered by this Plan as herein set forth.

8. Duration of the Plan. This Plan shall be effective as of the Effective Date and shall continue in effect until all Shares authorized and reserved for issuance under the Plan have been issued, unless sooner terminated by action of the Board of Directors. The Board of Directors shall have the right to suspend or terminate this Plan at any time.

9. Amendment of the Plan. The Board of Directors may at any time and from time to time modify or amend this Plan in such respect as it shall deem advisable to conform with any changes in the law while this Plan is in effect or for any other reason.

10. Continuation as a Director. Nothing in the Plan or right granted pursuant hereto shall confer upon any person a continued right to serve as a director of the Company or any Subsidiary.



                                  Ex. 99 - 3

11. Issue and Transfer Taxes. The Board of Directors may from time to time agree to require the Company to pay issuance or transfer taxes on Shares issued pursuant to this Plan.


Approved by the Board of Directors at a duly called meeting thereof on _________, 2000.


                                  Ex. 99 - 4

                      INDEPENDENT FINANCIAL NETWORK INC.

                       2000 DIRECTORS COMPENSATION PLAN
                                PAYMENT ELECTION


     Pursuant to the 2000Directors Compensation Plan (the "Plan") for non-employee directors of Independent Financial Network Inc. (the "Company"), the undersigned hereby elects to receive all amounts of compensation payable under the Plan in the following form (mark one only):

                ___  Cash

                ___  Shares of Company Common Stock

     The undersigned hereby acknowledges and agrees with the Company that:

1. This Payment Election shall be effective as of the first day of January of the year immediately following the date of execution of this Payment Election. Notwithstanding the foregoing, if this is the first Payment Election under the Plan executed by the undersigned, this election shall be effective as of the later of (a) the Effective Date of the Plan or (b) the date on which the undersigned first became eligible to participate in the Plan.

2. This Payment Election shall continue in effect until the earlier of December 31 of any year in which a subsequent Payment Election is executed and submitted to the Company, or the termination of the Plan;

3. This Payment Election, if an election to receive Shares rather than cash compensation, constitutes consent by the undersigned to defer payment by the Company until such time as certificates representing Shares are issued in the reasonable discretion of the Company, and that as to such Shares, the undersigned shall have no rights with respect to voting, dividends or other distributions;

4. The undersigned shall be responsible for, indemnify and hold the Company harmless for any and all federal and state tax liabilities incurred by the undersigned as a consequence of participation in the Plan, notwithstanding the absence of cash distributions from the Plan as a result of this Payment Election;

5. Shares received by the undersigned pursuant to the Plan may be subject to certain limitations on re-sale, including restrictions imposed by Rule 144 under the Securities Act of 1933;

6. Whenever the Company undertakes a firmly underwritten public offering of its securities and if requested by the managing underwriter in such offering, the undersigned will enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the undersigned provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering;

7.   This  Payment  Election  will be binding upon and inure to the benefit of
     the  parties   hereto  and  their   heirs,   executors,   administrators,
     successors, and assigns;



                                  Ex. 99 - 5

8. This Payment Election will be governed by the laws of the State of Oregon as to all matters, including but not limited to matters of validity, construction, effect and performance, without giving effect to rules of choice of law. This Payment Election hereby incorporates by reference all of the provisions of the Plan, and will in all respects be interpreted and construed in such manner as to effectuate the intent of the Plan. In the event of a conflict between the terms of this Payment Election and the Plan, the terms of the Plan will prevail. All matters of interpretation of the Plan and this Payment Election and the definitions of the words used therein and herein, will be determined in the sole and final discretion of the Compensation Committee or the Board of Directors.


Name(s) in which Shares are to be issued
(if other than the undersigned):

---------------------------------------

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Address:

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                                        DIRECTOR:


                                        --------------------------------------
                                        --------------------------------------
                                        (print name)

Date:
     ----------------------------------

Received and Acknowledged:

INDEPENDENT FINANCIAL NETWORK INC.


By:
     ----------------------------------
Its:
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                                  Ex. 99 - 6